UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2006
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-50577	33-0728374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 30, 2006, the Registrant appointed Michael S. Ostrach as vice president, chief business officer and general counsel. Prior to joining Dynavax, Mr. Ostrach was the chief operating officer, chief financial officer and general counsel of Threshold Pharmaceuticals, Inc. Mr. Ostrach received his J.D. from Stanford University Law School and his B.A. from Brown University.
     In connection with his appointment and the terms of his offer letter, Mr. Ostrach will receive a one time sign-on bonus of $50,000 and an annual salary of $300,000. Mr. Ostrach is also eligible to receive an annual bonus equal to 40% of his annual salary. In addition, the Board of Directors of Dynavax has approved the grant to Mr. Ostrach of an option to purchase 250,000 shares of Dynavax common stock. This option grant was granted under the Dynavax Corporation 2004 Stock Incentive Plan and vests in equal annual installments over four years.
     Mr. Ostrach has entered into a Management Continuity and Severance Agreement with the Company, dated as of October 19, 2006. Under the terms of the agreement, if Mr. Ostrach is terminated without cause or is otherwise terminated involuntarily, he is entitled to a severance payment equal to six months salary, payable over six months, six months of paid COBRA continuation coverage and an additional six months vesting of his option to purchase our stock. In the event of death or disability, the agreement provides that the exercise period of all vested options will be extended to twelve months from the date of termination due to such death or disability. In addition, we agreed to accelerate the vesting of any stock options held by Mr. Ostrach as of and upon a change in control of our company by two years if he either accepts a position with the successor company or is not offered an executive position with the successor company. If Mr. Ostrach is terminated within twenty-four months following such a change in control, he is also entitled to a severance payment equal to twelve months of his base salary, payable over twelve months, plus his target incentive bonus and twelve months of paid continued COBRA continuation coverage.
     Our press release dated October 31, 2006, titled “Dynavax Technologies Names Michael Ostrach VP, Chief Business Officer and General Counsel,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 31, 2006, entitled “Dynavax Technologies Names Michael Ostrach VP, Chief Business Officer and General Counsel.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: November 2, 2006	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer, Vice President, Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated October 31, 2006, entitled “Dynavax Technologies Names Michael Ostrach VP, Chief Business Officer and General Counsel.”